UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2020

TEXAS PACIFIC LAND TRUST
(Exact name of Registrant as Specified in its charter)

NOT APPLICABLE	1-737	75-0279735
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Pacific Avenue, Suite 2900 Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

214-969-5530

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Sub-shares in Certificates of Proprietary Interest (par value $0.03-1/3 per share)	TPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed on March 23, 2020, the trustees (the “Trustees”) of Texas Pacific Land Trust (the “Trust”) approved a plan to reorganize (the “corporate reorganization”) into a corporation formed under Delaware law (the “New Corporation”). In connection with the planned corporate reorganization, on June 11, 2020, the Trust entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with Horizon Kinetics LLC (“Horizon Kinetics”) and Horizon Kinetics Asset Management LLC (together with Horizon Kinetics and collectively with their affiliates, “Horizon”), SoftVest Advisors, LLC (“SoftVest Advisors”) and SoftVest, L.P. (together with SoftVest Advisors and collectively with their affiliates, “SoftVest,” and together with Horizon, the “Investor Group”) and Mission Advisors, LP (“Mission” and together with the Investor Group, collectively, the “Stockholders”).

The Stockholders’ Agreement provides that, effective immediately following the completion of the corporate reorganization, when sub-share certificate holders receive common stock (the “Common Stock”) in the New Corporation (the “Distribution Time”), (a) the Board of Directors of the New Corporation (the “Board”) shall be divided into three classes of directors, with directors in each class serving staggered, three-year terms and (b) (i) Dana F. McGinnis, the director designated by Mission (the “Mission Designee”), will be appointed to Class I of the Board (with a term expiring in 2021), (ii) Eric L. Oliver, the director designated by SoftVest (the “SoftVest Designee”), will be appointed to Class II of the Board (with a term expiring in 2022) and (iii) Murray Stahl, the director designated by Horizon (the “Horizon Designee” and together with the SoftVest Designee and the Mission Designee, the “Stockholder Designees”), will be appointed to Class III of the Board (with a term expiring in 2023).

The Stockholders’ Agreement also provides, among other things, that during the term of the Stockholders’ Agreement (and for so long thereafter as, for any Stockholder, the terms of the Stockholders’ Agreement may survive and continue to obligate such Stockholder in accordance with the terms of the Stockholders’ Agreement):

●	the Stockholders and Stockholder Designees shall be subject to customary standstill restrictions relating to, among other things, director nominations, stockholder proposals, proxy contests, other activist campaigns and limitations on beneficial ownership of the Common Stock (specifically, a cap of 23.5% of outstanding Common Stock as to Horizon, a cap of 4% of outstanding Common Stock as to SoftVest and a cap of 5% of outstanding Common Stock as to Mission);

●	the Stockholders will vote all of their shares of Common Stock at each annual or special meeting of stockholders (or in any action by written consent of stockholders) of the New Corporation in accordance with the Board’s recommendations, subject to certain exceptions;

●	no party will initiate any lawsuit against the other party, subject to certain exceptions; and

●	each Stockholder will be permitted to receive confidential information for as long as its respective Stockholder Designee serves as a director, subject to certain restrictions and a confidentiality agreement to be entered into by each Stockholder and its respective Stockholder Designee, as a condition to each Stockholder Designee’s appointment to the Board.

As a condition to the appointment of the Stockholder Designees to the Board, the Trust, the Trustees and all Investor Parties (as defined below) shall execute by the Distribution Time a Mutual General Release Agreement substantially in the form attached as an exhibit to the previously disclosed Settlement Agreement, dated July 30, 2019, by and among the Trust and Trustees and Horizon Kinetics, Horizon Kinetics Asset Management LLC, Murray Stahl, SoftVest, L.P., SoftVest Advisors, Eric L. Oliver, ART-FGT Family Partners Limited, Tessler Family Limited Partnership and Allan R. Tessler (the “Investor Parties”), as amended, pursuant to which each party thereto will release each other party thereto from all claims and liabilities arising prior to the execution of the Stockholders’ Agreement.

As an additional condition to appointment to the Board, the Horizon Designee will provide an executed conditional resignation letter, addressed to the Board, to become effective upon the earliest to occur of (a) Horizon ceasing to beneficially own 10% of the issued and outstanding shares of the Common Stock (the “Minimum Ownership Event”) and (b) the termination of the Stockholders’ Agreement. The SoftVest Designee, as a condition to appointment to the Board, will provide to the Board an executed conditional resignation letter to become effective upon the earliest to occur of (a) the Minimum Ownership Event, (b) the Horizon Designee ceasing to serve on the Board and (c) the termination of the Stockholders’ Agreement.

If, and for so long as, the Distribution Time has not occurred by December 31, 2020 (the “Outside Date”), the Stockholders’ Agreement will terminate on the earliest to occur of (a) the date on which the Trustees take steps to abandon the Trust’s planned corporate reorganization, (b) the date on which a governmental entity has taken any final action permanently prohibiting the corporate reorganization and (c) the Outside Date. If the Distribution Time has occurred by the Outside Date, the Stockholders’ Agreement will terminate upon completion of the 2022 annual meeting of stockholders of the New Corporation; however, the respective obligations of the Investor Group under the Stockholders’ Agreement will survive until such time as no Horizon Designee or SoftVest Designee is serving on the Board, and the obligations of Mission under the Stockholders’ Agreement will survive until the Mission Designee is no longer serving on the Board.

The foregoing summary of the Stockholders’ Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stockholders’ Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 15, 2020, the Trust issued a press release announcing that the New Corporation, to be named Texas Pacific Land Corporation, has submitted an initial draft registration statement on Form 10 to the Securities and Exchange Commission for review, on a non-public basis. The press release also announced that David E. Barry; General Donald G. Cook, USAF (Ret.); Barbara J. Duganier; Donna E. Epps; Tyler Glover; Dana F. McGinnis; John R. Norris III; Eric L. Oliver and Murray Stahl will serve on the Board following the Distribution Time. The press release additionally referenced the Trust’s entry into the Stockholders’ Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Stockholders’ Agreement dated June 11, 2020.
99.1	Press Release of Texas Pacific Land Trust dated June 15, 2020.
104	Cover Page Interactive Data File (embedded within the Incline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS PACIFIC LAND TRUST

Date: June 15, 2020	By:	/s/ Robert J. Packer
Robert J. Packer
General Agent and Chief Financial Officer

3